Exhibit 99.1

THE HOWARD HUGHES CORPORATION® SIGNS CEO TO 10-YEAR EMPLOYMENT AGREEMENT

CEO David Weinreb Invests Additional $50M into HHC

DALLAS, TX (September 5, 2017) - The Howard Hughes Corporation® (NYSE: HHC) announced today that it has entered into a new employment agreement with Chief Executive Officer, David R. Weinreb, with a term of ten years through 2027.  In addition, Mr. Weinreb recently completed the acquisition of 1,965,409 million warrants with a strike price of $124.64 and a term of six years at fair market value by making a payment of $50.0 million to the company.  The warrant cannot be sold or hedged for five years except in the event of a change in control, termination without cause or the separation of the executive from the company for good reason.  Mr. Weinreb did not sell any of his owned shares to fund the purchase of the warrants and has agreed to hold a minimum of 401,156 shares of the company’s common stock in addition to the warrant for at least five years.

“I am very pleased that HHC has secured David’s visionary leadership through the coming decade,” said William Ackman, the company’s Chairman. “With his recent $50 million warrant acquisition, David is once again making a large investment in the company, strengthening his already strong alignment with our shareholders.  David’s proven track record over the last six years at the helm of HHC is a testament to David’s leadership and ability to assemble a world-class team.”  Since the time Mr. Weinreb has taken the company public and served as the CEO, The Howard Hughes Corporation® has delivered a total shareholder return of 207.4% versus 102.0% for the S&P 500.

“As evidenced by my recent investment, I am more inspired and confident in HHC’s prospects today than ever,” said Mr. Weinreb. “Over the last six plus years, we have transformed a collection of disparate assets into a market leading enterprise that will act as the foundation for the next stage of the company’s growth. Having skin in the game has always been core to my investment philosophy.  This investment affirms my belief in the business and my team’s commitment to creating long-term shareholder value. You can be certain that we will treat your capital as if it is our own.”

About The Howard Hughes Corporation®

The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the U.S. Our properties include master planned communities, operating properties, development opportunities and other unique assets spanning 14 states from New York to Hawai‘i. The Howard Hughes Corporation is traded on the New York Stock Exchange as HHC with major offices in New York, Columbia, MD, Dallas, Houston, Las Vegas and Honolulu. For additional information about HHC, visit www.howardhughes.com.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, intentions and expectations are forward-looking statements.  Statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “realize,” “should,” “transform,” “would,” and other statements of similar expression constitute forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, factors discussed in our public filings, including the risk factors included in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2016.  Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances occurring after the date hereof.  Additionally, past performance is not indicative of future results.

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For Investor Relations

David O’Reilly

Chief Financial Officer

The Howard Hughes Corporation

david.o’reilly@howardhughes.com

214-741-7744